Exhibit 99.1

Keating Capital Closes $86.8 Million Public Offering

Planned Nasdaq Listing of Pre-IPO Investment Fund Anticipated by the End of 2011

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--July 12, 2011--Keating Capital, Inc. (www.KeatingCapital.com), a dedicated pre-IPO fund formed in 2008, announced today that it concluded its public offering on June 30, 2011, raising aggregate gross proceeds of $86,800,000. The final closing of escrowed funds from subscribing investors occurred on July 11, 2011. A total of 8,713,659 shares of common stock were sold in the public offering at an average price of $9.96 per share, before dealer manager fees and commissions.

The public offering was a continuous public offering which was initially declared effective by the SEC on June 11, 2009, with the first closing held on January 11, 2010. Andrews Securities, LLC, a Denver-based broker-dealer, served as the managing dealer of the public offering, with a selling group of over 50 independent broker-dealers.

Prior to the public offering, Keating Capital had been seeded with $5,699,000 in a private placement of common stock. Following the public offering, Keating Capital now has a total of 9,283,559 shares of common stock issued and outstanding and over 3,900 individual shareholders. The fund’s capital structure consists entirely of common stock, with no options, warrants or other types of dilutive securities issued or outstanding. Moreover, Keating Capital does not use leverage or borrowed money to fund its portfolio company investments.

The next important milestone for Keating Capital is the planned listing of its common stock on the Nasdaq Capital Market under the reserved proposed ticker symbol KIPO. The Nasdaq listing is anticipated to occur by the end of 2011. No additional shares will be offered to the public as part of the listing process.

Timothy J. Keating, Keating Capital’s CEO stated: “The completion of our $86,800,000 public offering is a great success for the fund. To the best of our knowledge, Keating Capital is the only fund of its kind exclusively dedicated to pre-IPO investing in the United States. With our transparency as a publicly reporting fund and with the liquidity we intend to provide through our planned Nasdaq listing, Keating Capital is a unique access vehicle for individual investors to participate in the growth of later-stage private companies before they go public.”

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, high growth private companies that are committed to and capable of becoming public. Keating Capital provides individual investors with the ability to participate in a unique fund that invests in a private company's late stage, pre-IPO financing round — an opportunity that has historically been reserved for institutional investors.

To be added to Keating Capital’s distribution list, go to www.KeatingCapital.com/contact.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” in Keating Capital’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2011, and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s Web site has been provided as a convenience, and the information contained on such Web site is not incorporated by reference into this press release.

CONTACT:
Keating Capital, Inc.
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com